NEWS RELEASE

Cornerstone Building Brands Announces Fourth-Quarter and Full-Year 2021 Results
•Posted fourth-quarter and full-year net sales growth of 23.5% and 20.9% over the prior year, respectively
•Generated full-year earnings of $5.19 per diluted common share; $2.10 adjusted earnings per diluted common share
•Reported net debt leverage of 3.7x, 1.2x lower than the prior year
•Completed acquisition of Union Corrugating Company; expands metal roof offering to the residential market

CARY, NC, March 1, 2022 - Cornerstone Building Brands, Inc. (NYSE: CNR) (the “Company”), the largest manufacturer of exterior building products in North America, today reported fourth-quarter 2021 net sales of $1,471.6 million and net income of $38.1 million or twenty-nine cents per diluted share. This compares with net sales of $1,191.4 million and net income of $1.9 million or one cent per diluted share in the same quarter last year.

Pro Forma Adjusted EBITDA1 for the fourth quarter of 2021 was $184.2 million, 25.3 percent higher than the same quarter last year. The improvement was primarily due to favorable price mix net of inflation of $94 million partially offset by higher SG&A expense and manufacturing costs related to supply chain disruptions and labor constraints.

2021 Full Year Results and Highlights
Net sales for 2021 were $5,583.1 million and net income was $665.9 million or $5.19 per diluted share. This compares with net sales of $4,617.4 million and net loss of $482.8 million or loss per diluted share of $3.84.

Pro forma net sales1 were $5,483.9 million, a 23.0 percent increase over prior year. The growth was primarily driven by favorable price actions across all segments and strong underlying market demands.

Pro forma Adjusted EBITDA1 for 2021 was $688.0 million or 12.5 percent of pro forma net sales1, an improvement of 24.1 percent or ten basis points from the same pro forma period a year ago. The increase was primarily driven by an increase in price mix net of inflation of 37.9 percent and higher volumes of $85.0 million over the same pro forma period last year. Additionally, we experienced higher manufacturing costs to serve our customers as a result of supply chain disruptions and labor constraints. Increases in SG&A of $69.3 million were primarily the result of the return of near-term costs, such as variable compensation and professional service expenses.

“We delivered strong financial results in 2021,” said Rose Lee, President and Chief Executive Officer. “For the second consecutive year, we realized record pro forma net sales and pro forma Adjusted EBITDA while navigating challenging supply chain distributions and changing market conditions. In addition to our strong performance, we remained focused on enhancing long-term growth by taking actions to optimize our portfolio. During the year, we divested the Insulated Metal Panels and Roll-Up Door businesses, which immediately unlocked shareholder value and enabled investments that furthered growth in the large, deep windows market and high growth residential metal roofing market.”

Segment Results Versus Prior Year
Due to the timing of the Company’s fiscal calendar, the fourth quarter of 2021 had two, or approximately 3 percent, more ship days than the fourth quarter of 2020.

•Windows segment net sales for the quarter were $618.8 million, an increase of 21.0 percent versus the same period last year. On a pro forma basis, net sales1 for the quarter increased 8.5 percent driven by positive price mix of 12.9 percent partially offset by 4.4 percent lower volume. Operating income was $16.8 million, a decrease of $12.3 million or 42.3 percent, from the prior-year quarter. Adjusted EBITDA1 was $54.4 million or 8.8 percent of net sales, a decrease of
(1)Adjusted and pro forma financial metrics used in this release, including pro forma net sales, Adjusted EBITDA and pro forma Adjusted EBITDA are non-GAAP measures. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables. See "Non-GAAP Financial Measures" below.

22.5 percent compared to pro forma Adjusted EBITDA1 from the prior year quarter, primarily due to manufacturing inefficiencies and lower volume associated with market-driven labor shortages and supply chain disruptions. Disciplined price actions in response to rising commodity costs and other inflationary impacts resulted in positive price mix net of inflation of $11 million. SG&A costs for the quarter were $5 million higher than pro forma SG&A in fourth-quarter 2020 primarily due to the return of near-term costs, such as variable compensation and professional service expenses.
•Siding segment net sales for the quarter were $327.6 million, an increase of 11.5 percent versus the fourth-quarter 2020. For the quarter, increase in price mix of 17.0 percent was partially offset by lower volume. Operating income was $10.8 million, a decrease of $20.2 million or 65.3 percent from the prior year quarter, primarily due to $13.9 million of asset impairment related a discontinued product line. Adjusted EBITDA1 was $53.9 million or 16.4 percent of net sales, a decrease of 13.2 percent primarily due to lower volume, increased manufacturing costs to serve the customers and return of near-term costs (such as variable compensation and professional service expenses) in SG&A offset by positive price mix net of inflation of 15.4 percent.
•Commercial segment net sales for the quarter were $525.2 million, an increase of 36.0 percent over the prior year quarter, including $21.9 million of sales from the Union Corrugating Company acquisition. Pro forma net sales1 increased 79.5 percent, driven by disciplined price actions of approximately 67.0 percent taken to mitigate rising steel costs partially offset by lower volume. Operating income was $101.0 million, an increase of $51.0 million from the prior-year quarter. Pro forma Adjusted EBITDA1 was $113.1 million or 21.5 percent of pro forma net sales1, an increase of $71.1 million or 169.6 percent over the same quarter last year, primarily due to positive price mix net of commodity and other inflationary impacts of $73 million. Partially offsetting the favorability was lower volumes caused by raw material constraints. Included in pro forma Adjusted EBITDA1 is $2.2 million related to the acquisition of Union Corrugating Company, which closed on December 3, 2021 and furthers our presence in the high-growth residential metal roofing market.

Balance Sheet and Liquidity
The Company's cash flow used in operations during 2021 was $215.9 million, primarily for investments in net working capital to support demand and increased valuations from rising commodity costs and other inflationary impacts. Capital expenditures were $114.7 million, with approximately 50 percent invested in innovative product offerings and process automation that are expected to generate profitable growth in the future.

The Company continued to strengthen the balance sheet and improve its leverage position in 2021. As previously disclosed, during the second quarter, the Company fully redeemed its $645 million, 8.00% Senior Notes due April 2026 using available cash from the balance sheet and net proceeds from its extended and upsized senior term loan facility. The Company also refinanced its credit facilities, meaningfully extending its debt maturities and reducing annual interest costs by more than $50 million a year. The Company ended the year with approximately $394 million of unrestricted cash on hand and $1,075 million of liquidity. Additionally, the net debt leverage ratio1 improved from 4.9x at the end of fiscal year 2020 to 3.7x at the end of fiscal year ended 2021.

Suspension of Guidance and Strategic Update
As previously announced on February 14, 2022, the Company is in receipt of a non-binding, best and final proposal from funds affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”) to acquire all of the Company’s outstanding shares of common stock that CD&R does not already own for $24.65 in cash per share. The Company’s board of directors previously formed a special committee of independent directors (the “Special Committee”) to evaluate and consider any potential or actual proposal from CD&R and any other alternative proposals or other strategic alternatives that may be available to the Company. The Special Committee’s evaluation is ongoing and it expects to make an announcement regarding the outcome of its review upon completion. In light of the proposal and the Special Committee’s ongoing review, the Company will not be hosting a conference call in connection with its fourth quarter financial results and will not provide financial guidance for the first quarter of fiscal year 2022.

(1)Adjusted and pro forma financial metrics used in this release, including pro forma net sales, Adjusted EBITDA and pro forma Adjusted EBITDA are non-GAAP measures. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables. See "Non-GAAP Financial Measures" below.

About Cornerstone Building Brands
Cornerstone Building Brands is the largest manufacturer of exterior building products for residential and low-rise non-residential buildings in North America. Headquartered in Cary, N.C., we serve residential and commercial customers across the new construction and repair and remodel markets. Our market-leading portfolio of products spans vinyl windows, vinyl siding, stone veneer, metal roofing, metal wall systems and metal accessories. Cornerstone Building Brands’ broad, multichannel distribution platform and expansive national footprint includes approximately 21,700 employees at manufacturing, distribution and office locations throughout North America. Corporate stewardship and environmental, social and governance (ESG) responsibility are embedded in our culture, and we are committed to contributing positively to the communities where we live, work and play. For more information, visit us at www.cornerstonebuildingbrands.com.

Investor Relations
Tina Beskid
Vice President, Finance and Investor Relations
1-866-419-0042
info@investors.cornerstonebuildingbrands.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/ or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, those relating to the CD&R Offer, including whether any definitive offer will be made, whether the definitive offer will be accepted and approved, whether any agreement will be executed, or whether this or any other transaction will be consummated, industry cyclicality and seasonality and adverse weather conditions, challenging economic conditions affecting the nonresidential construction industry, downturns in the residential new construction and repair and remodeling end markets, or the economy or the availability of consumer credit, volatility in the United States (“U.S.”) economy and abroad, generally, and in the credit markets, the severity, duration and spread of the COVID-19 pandemic, as well as actions that may be taken by the Company or governmental authorities to contain COVID-19 or to treat its impact; an impairment of our goodwill and/or intangible assets; our ability to successfully develop new products or improve existing products, the effects of manufacturing or assembly realignments, seasonality of the business and other external factors beyond our control, commodity price volatility and/or limited availability of raw materials, including steel, PVC resin, glass and aluminum, our ability to identify and develop relationships with a sufficient number of qualified suppliers and to avoid a significant interruption in our supply chains, retention and replacement of key personnel, enforcement and obsolescence of our intellectual property rights, costs related to compliance with, violations of or liabilities under environmental, health and safety laws, changes in building codes and standards, competitive activity and pricing pressure in our industry, our ability to make strategic acquisitions accretive to earnings, our ability to carry out our restructuring plans and to fully realize the expected cost savings, global climate change, including legal, regulatory or market responses thereto, breaches of our information system security measures, damage to our computer infrastructure and software systems, necessary maintenance or replacements to our enterprise resource planning technologies, potential personal injury, property damage or product liability claims or other types of litigation, compliance with certain laws related to our international business operations, increases in labor costs, potential labor disputes, union organizing activity and work stoppages at our facilities or the facilities of our suppliers, significant changes in factors and assumptions used to measure certain of our defined benefit plan obligations and the effect of actual investment returns on pension assets, the cost and difficulty associated with integrating and combining acquired businesses, volatility of the Company’s stock price, substantial governance and other rights held by our sponsor investors, the effect on our common stock price caused by transactions engaged in by our sponsor investors, our directors or executives, our substantial indebtedness and our ability to incur substantially more indebtedness, limitations that our debt agreements place on our ability to engage in certain business and financial transactions, our ability to obtain financing on acceptable terms, downgrades of our credit ratings, and the effect of increased interest rates on our ability to service our debt. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, to be filed with the SEC on the date hereof, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release.

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$1,471,579	$1,191,369	$5,583,137	$4,617,369
Cost of sales	1,153,457	924,169	4,384,062	3,567,049
Gross profit	318,122	267,200	1,199,075	1,050,320
	21.6%	22.4%	21.5%	22.7%

Selling, general and administrative expenses	171,652	142,625	649,472	579,200
Intangible asset amortization	50,810	45,447	189,488	180,994
Restructuring and impairment charges, net	18,786	1,956	26,247	34,120
Strategic development and acquisition related costs	2,373	5,791	27,875	19,341
Gain on divestitures	—	—	(831,252)	—
Goodwill impairment	—	—	—	503,171
Income (loss) from operations	74,501	71,381	1,137,245	(266,506)
Interest income	(6)	357	205	1,364
Interest expense	(43,613)	(54,872)	(191,301)	(213,610)
Foreign exchange gain (loss)	(2,682)	2,368	(3,749)	1,068
Loss on extinguishment of debt	—	—	(42,234)	—
Other income, net	494	494	1,661	469
Income (loss) before income taxes	28,694	19,728	901,827	(477,215)
Provision for income taxes	(9,358)	17,848	235,968	5,563
	(32.6)%	90.5%	26.2%	(1.2)%

Net income (loss)	$38,052	$1,880	$665,859	$(482,778)
Net income allocated to participating securities	(467)	(25)	(7,815)	—
Net income (loss) applicable to common shares	$37,585	$1,855	$658,044	$(482,778)

Income (loss) per common share:
Basic	$0.30	$0.01	$5.22	$(3.84)
Diluted	$0.29	$0.01	$5.19	$(3.84)

Weighted average number of common shares outstanding:
Basic	126,725	125,271	126,058	125,562
Diluted	127,645	125,310	126,795	125,562

Increase (decrease) in sales	23.5%	(4.3)%	20.9%	(5.6)%

Selling, general and administrative expenses percentage of net sales	11.7%	12.0%	11.6%	12.5%

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$394,447	$674,255
Restricted cash	2,211	6,223
Accounts receivable, net	685,316	554,649
Inventories, net	748,732	431,937
Income taxes receivable	14,514	39,379
Investments in debt and equity securities, at market	2,759	2,333
Prepaid expenses and other	135,701	77,751
Assets held for sale	3,400	4,644
Total current assets	1,987,080	1,791,171

Property, plant and equipment, net	612,295	631,821
Lease right-of-use assets	322,608	264,107
Goodwill	1,358,056	1,194,729
Intangible assets, net	1,524,635	1,584,604
Deferred income taxes	1,839	1,867
Other assets, net	20,947	10,191
Total assets	$5,827,460	$5,478,490

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$26,000	$25,600
Accounts payable	311,737	211,441
Accrued compensation and benefits	101,164	81,548
Accrued interest	19,775	25,485
Accrued income taxes	3,220	5,060
Current portion of lease liabilities	73,150	70,125
Other accrued expenses	320,389	247,893
Total current liabilities	855,435	667,152

Long-term debt	3,010,843	3,563,429
Deferred income taxes	252,173	269,792
Long-term lease liabilities	251,061	198,875
Other long-term liabilities	281,609	337,437
Total long-term liabilities	3,795,686	4,369,533

Common stock	1,270	1,255
Additional paid-in capital	1,279,931	1,257,262
Accumulated deficit	(98,826)	(764,685)
Accumulated other comprehensive loss, net	(5,612)	(51,517)
Treasury stock, at cost	(424)	(510)
Total stockholders’ equity	1,176,339	441,805

Total liabilities and stockholders’ equity	$5,827,460	$5,478,490

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net income (loss)	$38,052	$1,880	$665,859	$(482,778)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	75,945	72,189	292,901	284,602
Non-cash interest expense	8,865	2,641	28,722	9,589
Share-based compensation expense	12,057	4,488	29,003	17,056
Loss on extinguishment of debt	—	—	42,234	—
Goodwill impairment	—	—	—	503,171
Asset impairment	18,119	1,415	22,210	4,905
Gain on divestitures	—	—	(831,252)	—
Loss on asset sales, net	—	(1,962)	—	(1,252)
Provision for credit losses	1,315	1,628	3,604	5,390
Deferred income taxes	(36,069)	22,733	(59,510)	(4,319)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(18,642)	22,333	(156,066)	(61,976)
Inventories	(70,174)	(23,053)	(311,242)	7,927
Income taxes	(2,903)	(2,740)	24,865	14,146
Prepaid expenses and other	(15,413)	(2,831)	(56,768)	3,415
Accounts payable	(28,142)	(18,006)	72,260	4,663
Accrued expenses	5,390	(4,644)	36,944	8,276
Other, net	(20,647)	(4,530)	(19,651)	(4,398)
Net cash provided by (used in) operating activities	(32,247)	71,541	(215,887)	308,417
Cash flows from investing activities:
Acquisitions, net of cash acquired	(197,240)	—	(528,250)	(41,841)
Capital expenditures	(39,532)	(19,316)	(114,715)	(81,851)
Proceeds from divestitures, net of cash divested	—	—	1,187,307	—
Proceeds from sale of property, plant and equipment	509	2,031	5,124	3,569
Net cash provided by (used in) investing activities	(236,263)	(17,285)	549,466	(120,123)
Cash flows from financing activities:
Proceeds from ABL facility	—	—	190,000	345,000
Payments on ABL facility	—	—	(190,000)	(415,000)
Proceeds from cash flow revolver	—	—	—	115,000
Payments on cash flow revolver	—	—	—	(115,000)
Proceeds from term loan	—	—	108,438	—
Payments on term loan	(6,500)	(6,405)	(25,905)	(25,620)
Proceeds from senior notes	—	—	—	500,000
Payments on senior notes	—	—	(670,800)	—
Payments of financing costs	—	174	(13,187)	(6,731)
Purchases of treasury stock	—	—	—	(6,428)
Payments on derivative financing obligations	(3,246)	—	(9,377)	—
Other	(5,118)	(1,088)	(6,418)	(1,566)
Net cash provided by (used in) financing activities	(14,864)	(7,319)	(617,249)	389,655
Effect of exchange rate changes on cash and cash equivalents	634	(285)	(150)	222
Net increase (decrease) in cash, cash equivalents and restricted cash	(282,740)	46,652	(283,820)	578,171
Cash, cash equivalents and restricted cash at beginning of period	679,398	633,826	680,478	102,307
Cash, cash equivalents and restricted cash at end of period	$396,658	$680,478	$396,658	$680,478
Supplemental disclosure of cash flow information
Interest paid, net of amounts capitalized	$29,305	$58,445	$178,330	$196,770
Taxes paid (refunded), net	$34,664	$(1,435)	$267,399	$(3,316)

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND
NET INCOME (LOSS) COMPARISON
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income (loss) per diluted common share, GAAP basis	$0.29	$0.01	$5.19	$(3.84)
Restructuring and impairment charges, net	0.15	0.02	0.21	0.27
Strategic development and acquisition related costs	0.02	0.05	0.22	0.15
Gain on divestitures	—	—	(6.56)	—
Non cash loss (gain) on foreign currency transactions	0.02	(0.02)	0.03	(0.01)
Goodwill impairment	—	—	—	4.01
Intangible asset amortization(1)	0.40	0.36	1.49	1.44
Customer inventory buybacks	—	—	—	0.01
COVID-19(2)	—	0.01	—	0.10
Other, net(3)	—	—	0.43	0.01
Tax effect of applicable non-GAAP adjustments(4)	(0.15)	(0.11)	1.09	(1.56)
Adjusted net income (loss) per diluted common share(5)	$0.73	$0.33	$2.10	$0.58

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income (loss) applicable to common shares, GAAP basis	$37,585	$1,855	$658,044	$(482,778)
Restructuring and impairment charges, net	18,786	1,956	26,247	34,120
Strategic development and acquisition related costs	2,373	5,791	27,875	19,341
Gain on divestitures	—	—	(831,252)	—
Non cash loss (gain) on foreign currency transactions	2,682	(2,368)	3,749	(1,068)
Goodwill impairment	—	—	—	503,171
Intangible asset amortization(1)	50,810	45,447	189,488	180,994
Customer inventory buybacks	—	188	—	641
COVID-19(2)	2	1,874	(391)	12,508
Other, net(3)	90	(214)	54,945	1,245
Tax effect of applicable non-GAAP adjustments(4)	(19,433)	(13,695)	137,628	(195,288)
Adjusted net income (loss) applicable to common shares(5)	$92,895	$40,834	$266,333	$72,886

(1)Effective July 3, 2021, we revised the definition of Adjusted Net Income to exclude intangible amortization expense.
(2)Costs included within the COVID-19 line item include incremental labor costs due to quarantine related absenteeism, incremental facility cleaning costs, pandemic related supplies and personal protective equipment for employees, among other costs.
(3)Costs with the Other, net line item for the year ended December 31, 2021 primarily included $11.6 million of non-capitalizable debt issuance costs and $42.2 million of loss on extinguishment of debt.
(4)The Company calculated the tax effect of non-GAAP adjustments by applying the applicable federal and state statutory tax rate for the period to each applicable non-GAAP item.
(5)The Company discloses a tabular comparison of Adjusted Net Income (Loss) per diluted common share and Adjusted Net Income (Loss) applicable to common shares, which are non-GAAP measures, because they are instrumental in comparing the results from period to period. Adjusted Net Income (Loss) per diluted common share and Adjusted Net Income (Loss) applicable to common shares should not be considered in isolation or as a substitute for Net Income (Loss) per diluted common share and Net Income (Loss) applicable to common shares as reported on the face of our consolidated statements of operations.
Certain amounts in this release have been subject to rounding adjustments. Accordingly, amounts shown as totals may not be the arithmetic aggregation of the individual amounts that comprise or precede them.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Consolidated

	Three Months Ended			Year Ended
	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2021	December 31, 2020	December 31, 2019
Net sales	$1,471,579	$1,191,369	$1,244,415	$5,583,137	$4,617,369	$4,889,747
Impact of acquisitions and divestitures(1)	—	(34,843)	(54,115)	(99,206)	(160,264)	(196,319)
Pro forma net sales	$1,471,579	$1,156,526	$1,190,300	$5,483,931	$4,457,105	$4,693,428

Gross profit	$318,122	$267,200	$288,036	$1,199,075	$1,050,320	$1,088,419
	21.6%	22.4%	23.1%	21.5%	22.7%	22.3%

Operating income (loss), GAAP	$74,501	$71,381	$65,610	$1,137,245	$(266,506)	$214,736
Restructuring and impairment charges, net	18,786	1,956	2,538	26,247	34,277	18,060
Strategic development and acquisition related costs	2,373	5,791	13,517	27,875	19,341	50,185
Gain on divestitures	—	—	—	(831,252)	—	—
Non-cash charge of purchase price allocated to inventories	—	—	—	—	—	16,249
Goodwill impairment	—	—	—	—	503,171	—
Customer inventory buybacks	—	188	—	—	641	576
COVID-19	2	1,874	—	(391)	12,508	—
Other, net	94	(214)	946	12,711	1,245	4,726
Adjusted operating income	95,756	80,976	82,611	372,435	304,677	304,532

Other income (loss), net	429	494	518	1,596	469	1,183
Depreciation and amortization	75,945	72,189	72,279	292,901	284,602	263,764
Share-based compensation expense	12,057	4,488	3,465	29,003	17,056	14,078
Adjusted EBITDA	$184,187	$158,147	$158,873	$695,935	$606,804	$583,557

Impact of acquisitions and divestitures(1)	—	(11,132)	(16,108)	(7,953)	(52,223)	(60,789)
Pro forma Adjusted EBITDA	$184,187	$147,015	$142,765	$687,982	$554,581	$522,768
Adjusted EBITDA as a % of net sales	12.5%	13.3%	12.8%	12.5%	13.1%	11.9%
Pro forma Adjusted EBITDA as a % of pro forma net sales	12.5%	12.7%	12.0%	12.5%	12.4%	11.1%
(1)Reflects the acquisition impact of the net sales and Adjusted EBITDA of Environmental Stoneworks through February 19, 2019, Kleary Masonry, Inc. through March 1, 2020, Prime Windows LLC through April 29, 2021 and Cascade Windows Inc. through August 19, 2021; and reflects the impact of the divestitures of the IMP and DBCI businesses through the divestiture dates of August 9, 2021 and August 18, 2021, respectively.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Windows

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$618,784	$511,586	$2,322,277	$1,889,625
Impact of acquisitions(1)	—	58,689	132,141	206,639
Pro forma net sales	$618,784	$570,275	$2,454,418	$2,096,264

Gross profit	$90,656	$90,367	$371,854	$347,856
	14.7%	17.7%	16.0%	18.4%

Operating income (loss), GAAP	$16,824	$29,148	$100,725	$(223,646)
Restructuring and impairment charges, net	39	310	1,252	7,499
Strategic development and acquisition related costs	831	—	2,976	16
Goodwill impairment	—	—	—	320,990
COVID-19	—	921	—	6,844
Other, net	—	349	—	601
Adjusted operating income	17,694	30,728	104,953	112,304

Other income (expense), net	(52)	8	(88)	(107)
Depreciation and amortization	36,778	30,840	134,626	121,519
Adjusted EBITDA	54,420	61,576	239,491	233,716

Impact of acquisitions(1)	—	8,644	15,314	25,740
Pro forma Adjusted EBITDA	$54,420	$70,220	$254,805	$259,456
Adjusted EBITDA as a % of net sales	8.8%	12.0%	10.3%	12.4%
Pro forma Adjusted EBITDA as a % of pro forma net sales	8.8%	12.3%	10.4%	12.4%
(1)Reflects the impact of the net sales and Adjusted EBITDA of Prime Windows LLC through April 29, 2021 and Cascade Windows Inc. through August 19, 2021.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Siding

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$327,632	$293,756	$1,364,080	$1,141,946
Impact of acquisition(1)	—	—	—	8,358
Pro forma net sales	$327,632	$293,756	$1,364,080	$1,150,304

Gross profit	$75,563	$78,405	$346,360	$308,466
	23.1%	26.7%	25.4%	27.0%

Operating income (loss), GAAP	$10,753	$30,986	$137,772	$(61,930)
Restructuring and impairment charges, net	13,939	65	14,226	2,966
Strategic development and acquisition related costs	(80)	2,043	(2,974)	10,158
Goodwill impairment	—	—	—	176,774
Customer inventory buybacks	—	188	—	641
COVID-19	2	14	28	81
Other, net	—	138	30	(1,213)
Adjusted operating income	24,614	33,434	149,082	127,477

Other income (expense), net	49	(22)	(71)	(32)
Depreciation and amortization	29,219	28,669	116,660	113,737
Adjusted EBITDA	53,882	62,081	265,671	241,182

Impact of acquisition(1)	—	—	—	1,869
Pro forma Adjusted EBITDA	$53,882	$62,081	$265,671	$243,051
Adjusted EBITDA as a % of net sales	16.4%	21.1%	19.5%	21.1%
Pro forma Adjusted EBITDA as a % of pro forma net sales	16.4%	21.1%	19.5%	21.1%
(1)Reflects the impact of the net sales and Adjusted EBITDA of Kleary Masonry, Inc. through March 1, 2020.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Commercial

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$525,163	$386,027	$1,896,780	$1,585,798
Impact of divestitures(1)	—	(93,532)	(231,347)	(375,261)
Pro forma net sales	$525,163	$292,495	$1,665,433	$1,210,537

Gross profit	$151,903	$98,428	$480,861	$393,998
	28.9%	25.5%	25.4%	24.8%

Operating income, GAAP	$100,962	$49,944	$1,104,335	$159,586
Restructuring and impairment charges, net	4,412	(157)	10,131	20,270
Strategic development and acquisition related costs	8	—	3,103	(262)
Gain on divestitures	—	—	(831,252)	—
Goodwill impairment	—	—	—	5,407
COVID-19	—	60	(774)	2,645
Other, net	90	76	362	1,021
Adjusted operating income	105,472	49,923	285,905	188,667

Other income (expense), net	320	243	1,346	680
Depreciation and amortization	7,267	11,549	36,282	45,213
Adjusted EBITDA	113,059	61,715	323,533	234,560

Impact of divestitures(1)	—	(19,776)	(23,267)	(79,832)
Pro forma Adjusted EBITDA	$113,059	$41,939	$300,266	$154,728
Adjusted EBITDA as a % of net sales	21.5%	16.0%	17.1%	14.8%
Pro forma Adjusted EBITDA as a % of pro forma net sales	21.5%	14.3%	18.0%	12.8%
(1)Reflects the net adjustments of IMP and DBCI through the divestiture dates of August 9, 2021 and August 18, 2021, respectively.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Year Ended
	December 31, 2021	December 31, 2020
Net cash provided by (used in) operating activities	$(215,887)	$308,417
Less: Capital expenditures	(114,715)	(81,851)
Free cash flow	$(330,602)	$226,566